EXHIBIT 10.16
                                                                   -------------



                                                                  EXECUTION COPY


                              STOCK AWARD AGREEMENT


         This Agreement (this "Agreement") by and between the Company and William Green (the "Executive") is made effective as of the 29th day of September, 2000 (the "Closing Date") simultaneously with the consummation of the transaction contemplated by the Agreement and Plan of Merger among Barnett, Inc., Wilmar Industries, Inc. (the "Company") and BW Acquisition, Inc. dated as of July 10, 2000.

         WHEREAS, the Company desires to grant to the Executive the stock award provided for herein (the "Stock Award") in partial compensation for the performance of services to the Company, subject to the terms set forth herein and in the Wilmar Industries, Inc. Amended and Restated Shareholders' Agreement, dated as of September 29, 2000, as it may be subsequently amended (the "Shareholders' Agreement"), among the Company, the Executive and the other parties named therein. In the event of a conflict between the terms of this Agreement and the Shareholders' Agreement, the provisions of the Shareholders' Agreement shall govern.

         NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1.       GRANT OF STOCK.

         Subject to the terms and conditions of the Shareholders' Agreement and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Executive a Stock Award consisting 163,759 shares of senior preferred stock, par value $0.01 per share (the "Preferred Stock"). The Preferred Stock is subject to the provisions of the Shareholders' Agreement.

         2.       CERTIFICATES.

         The certificates evidencing the Preferred Stock shall bear the legends specified in Section 3.4 of the Shareholders' Agreement. In the case of the Executive's death, such certificates will be delivered to the beneficiary designated in writing by the Executive in the form annexed hereto as Exhibit A, or, in the event no beneficiary has been chosen or such beneficiary has pre-deceased the Executive or cannot be located within a reasonable amount of time (as determined by the Board of Directors of the Company (the "Board")), to the Executive's legatee or legatees, or to his personal representatives or distributees, as the case may be. Any determination with respect to the delivery of stock certificates in the event of Executive's death shall be made by the Board and shall be final and binding and shall completely discharge the Company from its obligation to deliver stock certificates hereunder.

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         3.       RIGHTS AS A SHAREHOLDER.

         The Executive shall be the record owner of the Preferred Stock, and entitled to all rights of a shareholder of the Company; PROVIDED, HOWEVER, that the Preferred Stock shall be subject to the limitations on transfer and encumbrance set forth herein and in the Shareholders' Agreement.

         4.       NON-TRANSFERABILITY.

         No share of Preferred Stock may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Executive except in accordance with the applicable provisions of the Shareholders' Agreement and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company.

         5.       BINDING EFFECT.

         This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

         6.       GOVERNING LAW.

         This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New Jersey without reference to principles of conflict of laws.

         7.       HEADINGS.

         Headings used herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         8.       SEVERABILITY.

         To the extent any portion of this Agreement, or any portion of any provision of this Agreement is held to be invalid, void or unenforceable by a court of competent jurisdiction, such court shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of this Agreement.

         9.       WITHHOLDING.

         The Executive shall remit to the Company, in cash, the amount of required tax withholding, if any.

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         EXECUTED effective as of the day and year first written above.


                                   WILMAR INDUSTRIES, INC.



                                   By:  /s/ William Sanford
                                        ---------------------------------------
                                        Name:   William Sanford
                                        Title:  Senior Vice President



                                   Executive



                                   By:
                                        ---------------------------------------
                                        William Green


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         EXECUTED effective as of the day and year first written above.


                                   WILMAR INDUSTRIES, INC.



                                   By
                                        ---------------------------------------
                                        Name:
                                        Title:



                                   Executive



                                   By:  /s/ William Green
                                        ---------------------------------------
                                        William Green

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                                                                       EXHIBIT A



                          BENEFICIARY DESIGNATION FORM



         WHEREAS, William Green (the "Executive") has been granted an award of 163,759 shares of Senior Preferred Stock, par value $0.01 per share, of Wilmar Industries, Inc. (the "Company") subject to the Shareholders' Agreement; and

         WHEREAS, the Stock Award Agreement provides that if the Executive dies, but the certificate representing such shares has not been transferred to the Executive, then a designated beneficiary of the Executive is entitled to receive such certificate.

         NOW THEREFORE, the Executive hereby designates the individual listed below as the designated beneficiary of the Preferred Stock.



_____________________________
Executive

                                   Beneficiary's Name and Address:


                                   _______________________________________
                                   _______________________________________
                                   _______________________________________


                                   Relationship to Participant:


Dated: ______________________      _______________________________________